Exhibit 10.1

OWENS & MINOR, INC.

Officer Severance Policy Terms

Provisions	Descriptions
Purpose	Establish a formal executive severance policy in lieu of the Company’s general severance policy for officers of Owens & Minor, Inc. that provides more appropriate and competitive levels of severance and eliminates the need for negotiated additional severance amounts

Severance Event	Involuntary termination not for cause or resignation at the request of the Company

Severance Payment

One month of salary plus average monthly bonus for each year of service, subject to minimums and maximums as follows:

•      SVPs and above: 9-month minimum and 18-month maximum

•      VPs: 6-month minimum and 12-month maximum

Average monthly bonus is lower of actual amount earned over last three completed years or target

Pay for Year of Termination	Base salary through termination date and pro rata bonus following year-end based on actual corporate performance and number of months worked during the year

Timing of Payments

Lump sum paid within 30 days of termination date

•      Unless payment is deemed deferred compensation subject to IRC Section 409A and the officer is then a “specified employee” as defined in Section 409A, in which case payment will be delayed for 6 months after date of termination

Equity Awards

According to the respective award agreements

•      Pre-April 2005 option awards:

•      Unvested options forfeited, unless participant is over age 55 with more than 10 years’ service, in which case vesting accelerates with a two-year exercise period

•      Vested options have a one year exercise period

Provisions	Descriptions
• Pre-April 2005 restricted stock awards: • Pro rata monthly vesting

Equity Awards (cont’d)	• Post-April 2005 option awards: • No vesting acceleration • Vested options have a one-year exercise period • Post-April 2005 restricted stock awards: • Pro rata monthly vesting

Health and Welfare Benefits	Continued in similar manner as active employees for the severance period (i.e., benefits are continued through end of last month of severance with COBRA eligibility thereafter) or until alternate employment

Retirement Benefits	No additional age, service or pay credit provided

Prerequisites

The following prerequisites will be provided during the severance period or until alternate employment:

•      Outplacement services provided by the company (6 months maximum)

•      Tax preparation and financial counseling consistent with benefits provided to actively employed corporate officers

Restrictive Covenants

Non-compete, non-solicitation (employees and customers) and non-interference apply for the greater of the severance period or one year; confidentiality applies indefinitely

•      Violation of any one of the restrictive covenants will cause forfeiture of unexercised options, cessation of benefits and perquisites and possible legal action by the Company

Release from claims against the Company arising out of employment

Provisions	Descriptions
Dispute Resolution	Arbitration • Reasonable legal fees if separated officer prevails in arbitration proceeding to enforce severance rights